Exhibit 10.20

                            BANK EMPLOYMENT AGREEMENT

            This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of April 22, 2002, by and between CARVER FEDERAL SAVINGS BANK, a savings bank organized and operating under the federal laws of the United States and having an office at 75 West 125th Street, New York, New York 10027 ("Bank") and Catherine A. Papayiannis, an individual residing at 204 Battery Avenue, Brooklyn New York 11209 ("Executive").

                                   WITNESSETH:

            WHEREAS, for purposes of securing the Executive's services for the Bank, the Board of Directors of the Bank has approved and authorized the execution of this Agreement with the Executive;

            WHEREAS, Executive is willing to serve the Bank on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Bank and Executive hereby agree as follows:

            Section 1. Employment.

            The Bank agrees to employ Executive and Executive hereby agrees to such employment, during the period and upon the terms and conditions set forth in this Agreement.

            Section 2. Employment Period.

            (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this Section 2 ("Employment Period") unless otherwise specified in this Agreement. The Employment Period shall be for an initial term of two years beginning on June 3, 2002 (the "Effective Date") and ending on the second anniversary date of this Agreement, plus such extensions, if any, as are provided pursuant to Section 2(b). The President and Chief Executive Officer of the Bank shall review the Executive's performance of services under this Agreement on an annual basis.

            (b) Prior to the first anniversary of the date of this Agreement and on each anniversary date thereafter (each, an "Anniversary Date"), the President and Chief Executive Officer shall advise the Board as to the Executive's performance of services hereunder and the Board shall review the terms of this Agreement and such advice and may, in the absence of objection from the Executive, approve a one-year extension of the Employment Agreement. In such event, the Employment Agreement shall be extended to the second anniversary of the relevant Anniversary Date.

            (c) Nothing in this Agreement shall be deemed to prohibit the President and Chief Executive Officer at any time from terminating Executive's employment during the Employment Period with or without prior notice for any reason; provided, however, that the


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relative rights and obligations of the Bank and Executive in the event of any such termination shall be determined under this Agreement.

            Section 3. Duties.

            Executive shall serve as Executive Vice President and Chief Operating Officer of the Bank, having such power, authority and responsibility, and performing such duties as are reasonably prescribed by the President and Chief Executive Officer. Executive shall devote her full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Bank and shall use her best efforts to advance the interests of the Bank.

            Section 4. Base Salary.

            In consideration for the services to be rendered by Executive hereunder, the Bank shall pay to her a base salary at an initial annual rate of Two Hundred and Ten Thousand Dollars ($210,000.00), payable in approximately equal installments in accordance with the Bank's customary payroll practices for senior officers. Increases in annual base salary will be considered and discussed with the Executive upon annual assessment of performance.

            Section 5. Incentive Compensation.

            (a) Upon the Effective Date of this Agreement, the Executive shall be granted incentive stock options under the Bank's 1995 Stock Option Plan to purchase up to Five Thousand (5,000) shares of the Bank's common stock, par value $.01 per share ("Options"), at an exercise price equal to the "Market Value" (as such term is defined in the 1995 Stock Option Plan) of a share of Carver Bancorp, Inc.'s common stock on the date of grant, which shall be vested 33 1/3% on the first anniversary date of this Agreement, 66 2/3% on the second anniversary date of this Agreement and fully vested on the third anniversary date of this Agreement, so long as the Executive is employed by the Bank on each such anniversary on which vesting occurs. The foregoing grant of Options to the Executive (and all rights and privileges relating to such Options) shall be memorialized in a written stock option agreement to be entered into by and between the Carver Bancorp, Inc. and the Executive which shall be governed by, and incorporate by reference, the terms and provisions of the Carver Bancorp, Inc.'s 1995 Stock Option Plan and the terms of this Agreement, as applicable.

            (b) The Executive shall also be granted annual incentive stock options under the Bank's 1995 Stock Option Plan in the amount of (i) Ten Thousand (10,000) shares on the Effective Date of this Agreement, which shall be vested 33 1/3% on the first anniversary date of this Agreement, 66 2/3% on the second anniversary date of this Agreement and fully vested on the third anniversary date of this Agreement, so long as the Executive is employed by the Bank on each such anniversary on which vesting occurs and (ii) Ten Thousand (10,000) shares on the first anniversary of the Effective Date of this Agreement, which shall be vested 33 1/3% on the second anniversary date of this Agreement, 66 2/3% on the third anniversary date of this Agreement and fully vested on the fourth anniversary date of this Agreement, so long as the Executive is employed by the Bank on each such anniversary on which vesting occurs. The foregoing grants of Options to the Executive (and all rights and privileges relating to such Options) shall be memorialized in a written stock option agreement to be entered into by and between the Carver Bancorp, Inc. and the Executive which shall be governed by, and incorporate by reference, the


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terms and provisions of the Carver Bancorp, Inc.'s 1995 Stock Option Plan and
the terms of this Agreement, as applicable.

            (c) The Executive shall also be eligible to receive an annual bonus payment ("Incentive Compensation Award") in the amount of 30% of her annual base salary for each full fiscal year while she is employed by the Bank during the Employment Period. The Incentive Compensation Award shall be paid to the Executive (less all applicable tax withholding) in a single sum cash payment as soon as practicable after the last day of the fiscal year if Executive is employed on the last day of such fiscal year. The Incentive Compensation Award shall be based on the Executive's attainment of performance goals as determined by the Board of Directors with the advice of the President and Chief Executive Officer, as illustrated in Appendix A; provided, however, that the Executive shall receive an Incentive Compensation Award of no less that 15% of her base salary for the portion of the fiscal year beginning on the Effective Date regardless of whether such performance goals are met for such period so long as Executive is employed on the last day of such fiscal year, and such payment shall be made as soon as practicable after the end of such fiscal year.

            (d) Upon the Effective Date of this Agreement, the Executive shall also be granted a restricted stock award ("Restricted Stock Award") under the Carver Bancorp, Inc.'s Management Recognition Plan with respect to Three Thousand (3,000) shares of the Bank's common stock which shall be vested 33 1/3% on the first anniversary date of this Agreement, 66 2/3% on the second anniversary date of this Agreement and fully vested on the third anniversary date of this Agreement, so long as the Executive is employed by the Bank on each such anniversary on which vesting occurs. The Restricted Stock Award (and all rights and privileges relating to such Award) shall be memorialized in a written Restricted Stock Award Notice and Agreement to be entered into between Carver Bancorp, Inc. and the Executive which shall be governed by, and incorporate by reference, the terms and provisions of Carver Bancorp, Inc.'s Management Recognition Plan and the terms of this Agreement, as applicable.

            (e) The Bank shall make a one-time payment to the Executive equal to $50,000. Such amount shall be payable with her first paycheck. This payment is expressly conditioned upon the Executive's agreement to repay this amount to the Bank in the event that the Executive is terminated within twelve months of the Executive's start date under circumstances described in section 10.

            (f) All amounts paid hereunder shall be subject to tax withholding by the Bank as required by law.

            Section 6. Employee Benefit Plans and Programs.

            During the Employment Period, Executive shall be treated as an employee of the Bank and shall be entitled to participate in and receive benefits under the Carver Federal Savings Bank Employee Stock Ownership Plan and the Bank's 401(k) Plan, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) (collectively, "Benefit Plans") as may from time to time be maintained by, or cover employees of, the Bank, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Bank's customary practices. The Executive shall be eligible for 20 paid vacation days


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during each 12 month period, in accordance with the Bank's policies, and the
Bank and the Executive agree that the Executive shall use 13 of her vacation days in July 2002.

            Section 7. Indemnification.

            (a) To the maximum extent permitted under Section 545.121 of regulations issued by the Office of Thrift Supervision ("OTS") during the Employment Period and for a period of six (6) years thereafter, the Bank shall cause Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Bank or service in other capacities at the request of the Bank. The coverage provided to Executive pursuant to this Section 7 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Bank.

            (b) To the maximum extent permitted under Section 545.121 of the regulations issued by the OTS, during the Employment Period and for a period of six (6) years thereafter, the Bank shall indemnify Executive against and hold her harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Bank or any subsidiary or affiliate thereof.

            Section 8. Outside Activities.

            Executive may serve as a member of the boards of directors of such business, community and charitable organizations as she may disclose to and as may be approved by the President and Chief Executive Officer, which approval shall not be unreasonably withheld or delayed; provided, however, that such service shall not materially interfere with the performance of her duties under this Agreement. Executive may also engage in personal business and investment activities which do not materially interfere with the performance of her duties hereunder; provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Bank and generally applicable to all similarly situated executives. Executive may also serve as an officer of Carver Bancorp, Inc., parent of the Bank, on such terms and conditions as the Bank and Carver Bancorp, Inc. may mutually agree upon, and such service shall not be deemed to materially interfere with Executive's performance of her duties hereunder or otherwise result in a material breach of this Agreement.

            Section 9. Working Facilities and Expenses.

            Executive's principal place of employment shall be at the Bank's executive offices at the address first above written, or at such other location as the Bank may designate. The Bank shall provide Executive at her principal place of employment with a private office, secretarial services, reimbursement or direct payment for business-related parking expenses, as required, in an amount up to Two Hundred Dollars ($200.00) per month and other support services and facilities suitable to her position with the Bank and necessary or appropriate in connection with the performance of her assigned duties under this Agreement. For purposes of fulfilling her duties hereunder, the Bank shall provide the Executive with the use of a laptop computer for home use, cellular telephone and reimbursement for telephone service, handheld internet device and reimbursement for service and reimbursement for internet access for home use; provided,


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however, that the Executive shall return any equipment to the Bank on termination of her employment. The Bank shall reimburse Executive for her ordinary and necessary business, travel and entertainment expenses incurred in connection with the performance of her duties under this Agreement, in accordance with its reimbursement policies.

            Section 10. Termination of Employment.

            Executive shall be entitled to the severance benefits described in
Section 11 hereof in the event that her employment with the Bank terminates during the Employment Period under any of the following circumstances:

            (a) the termination by the Bank of Executive's employment hereunder for any reason other than Disability, as defined in
                  Section 12 hereof, Retirement, as defined in Section 13(d) hereof, or Cause, as defined in Section 13(a) hereof;

            (b) Executive's voluntary resignation from employment with the Bank upon forty-five (45) days written notice given within six full calendar months following one of the following events:

                        (A) the failure of the President and Chief Executive
                  Officer to recommend that the Board appoint or reappoint Executive to the office of Chief Operating Officer of the Bank or failure of the Board to make such appointment or re-appointment;

                        (B) the Bank materially reduces the Executive's
                  functions, duties, or responsibilities prescribed in Section 3 of this Agreement, and the Executive gives thirty (30) days written notice to the Bank specifying such material reduction, unless, during such thirty (30) day period, the Bank restores the functions, duties or responsibilities to the Executive; or

                        (C) the Bank materially breaches any term, condition or
                  covenant contained in this Agreement (including, without limitation, any reduction of Executive's rate of base salary in effect from time to time), and the Executive gives thirty
                  (30) days written notice to the Bank specifying such material breach unless, during such thirty (30) day period, the Bank cures such failure and, if the breach is a failure to make payment, makes any payments due; or

                        (D) the relocation of Executive's principal place of
                  employment from its location as of the Effective Date such that the Executive's commuting distance is more than fifty
                  (50) miles from her home at the address hereinabove written.

            Section 11. Severance Benefits.

            Upon the termination of Executive's employment with the Bank under circumstances described in Section 10 of this Agreement, the Bank shall pay and provide to Executive (or, in the event of her death, to her estate):

            (a) her earned but unpaid compensation (including, without limitation, all items which constitute wages under Section 190.1 of the New York Labor Law and the payment


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of which is not otherwise provided for under this Section 11) as of the date of the termination of her employment with the Bank, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment;

            (b) the benefits, if any, to which she is entitled as a former employee under the Benefit Plans maintained for the benefit of the Bank's officers and employees;

            (c) continued group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance benefits and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide coverage for Executive and her family for a period of one year; and

            (d) within thirty (30) days following her termination of employment with the Bank, a lump sum payment in an amount equal to one year's base salary as in effect at that time; provided, however, that if the termination occurs before the first anniversary of the Effective Date, such amount shall be reduced by a portion of the $50,000 payment under section 5(e), which is $50,000 multiplied by a fraction, the numerator of which is twelve minus the number of full months employed by the Bank and the denominator of which is 12;

            (e) if the termination occurs more than one year after the Effective Date or occurs following a Change of Control, an amount equal to the Incentive Compensation Award during any full fiscal years remaining in the term of the Agreement, such payment to be made within thirty (30) days following Executive's termination of employment;

            (f) if the termination occurs more than one year after the Effective Date or occurs following a Change of Control, at the election of Executive made within thirty (30) days following her termination of employment, upon the surrender of options or appreciation rights issued to Executive under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Bank, a lump sum payment in an amount equal to the product of:

                  (i) the excess of (A) the fair market value of a share of
            stock (as determined under the stock option plan under which it was granted) of the same class as the stock subject to the option or appreciation right on the date of termination of employment, determined as of the date of termination of employment, over (B) the exercise price per share for such option or appreciation right, as specified in or under the relevant plan or program; multiplied by

                  (ii) the number of shares with respect to which options or appreciation rights are being surrendered.

For purposes of section 11(f)(i), the term "exercise price" means the average of the highest and lowest selling price per share on the date on which such options or appreciation rights were granted (or, if none, the mean between the bid and the ask price on such date). For purposes of this Section 11(f) and for purposes of determining Executive's right following her termination of employment with the Bank to exercise any options or appreciation rights not surrendered pursuant hereto, Executive shall be deemed fully vested in all options and appreciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Bank, even if Executive is not vested under such plan or program; and


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            (g) if the termination occurs more than one year after the Effective
Date or occurs following a Change of Control, at the election of the Executive made within thirty (30) days following Executive's termination of employment, upon the surrender of any shares awarded to Executive under any restricted stock plan maintained by, or covering employees of, the Bank or the Bank, a lump sum payment in an amount equal to the product of:

                  (i) the fair market value of a share of stock (as determined under the plan under which it was granted) of the same class of stock granted under such plan on the date of termination of employment, determined as of the date of Executive's termination of employment; multiplied by

                  (ii) the number of shares which are being surrendered.

For purposes of this Section 11(g) and for purposes of determining Executive's right following her termination of employment with the Bank to any stock not surrendered pursuant hereto, Executive shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Bank, even if she is not vested under such plan.

            (h) The Bank and Executive hereby stipulate that the damages which may be incurred by Executive following any such termination of employment under the circumstances described in Section 10 of this Agreement are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this Section 11 constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to Executive's efforts, if any, to mitigate damages. The Bank and the Executive further agree that payment hereunder shall be reduced to the extent necessary so that no such payment or any other payment to the Executive is subject to the excise tax under Section 4999 of the Code.

            Section 12. Termination for Disability.

            (a) If, as a result of Executive's incapacity due to physical or mental illness, she shall have been substantially absent from her duties with the Bank for six (6) of any 12 consecutive month period, the Bank may terminate Executive's employment for "Disability" and Executive shall be entitled to the payments and benefits, if any, provided under any disability plan for which he is eligible on the effective date of this Agreement. "Disability" shall mean a condition of total incapacity, mental or physical, for the performance of Executive's stated duties hereunder, which incapacity, is likely to be permanent.

            Section 13. Termination without Additional Bank Liability.

            In the event that Executive's employment with the Bank shall terminate during the Employment Period on account of:

            (a) the discharge of Executive for "Cause," which, for purposes of this Agreement shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order, or any material breach of this Agreement; or

            (b) Executive's voluntary resignation from employment with the Bank for reasons other than those specified in Section 10; or


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            (c) Executive's death; or

            (d) Executive's "Retirement," which, for purposes of this Agreement shall mean her voluntary termination at a time when she is eligible for a normal retirement benefit under the qualified defined benefit pension plan or plans of the Bank, or if no such plan is currently maintained, Executive's voluntary termination at or after the attainment of age 65; then the Bank shall have no further obligations under this Agreement, other than the payment to Executive (or, in the event of her death, to her estate) of her earned but unpaid salary and, in the event of the Executive's death or Retirement, her earned but unpaid Incentive Compensation Award, if any, as of the date of the termination of her employment, and the provision of such other benefits, if any, to which she is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Bank.

            Section 14. Termination of Employment after Termination of Agreement

            In the event that the Bank does not approve an extension to the Agreement under section 2(b) and the Executive's employment terminates after the end of the term of the Agreement for the reasons specified in section 10, the Bank shall pay to the Executive the amounts listed in section 11(a), (b), (c) and (d) as soon as practicable after her termination of employment.

            Section 15. Change in Control.

            A Change in Control of the Bank ("Change in Control") shall be deemed to have occurred upon the happening of any of the following events:

            (a) approval by the stockholders of the Bank of a transaction that would result in the reorganization, merger or consolidation of the Bank, respectively, with one or more other persons, other than a transaction following which:

                  (i) at least fifty-one percent (51%) of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least fifty-one percent (51%) of the outstanding equity ownership interests in the Bank; and

                  (ii) at least fifty-one percent (51%) of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least fifty-one percent (51%) of the securities entitled to vote generally in the election of directors of the Bank;

            (b) the acquisition of all or substantially all of the assets of the Bank or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the outstanding securities of the Bank entitled to vote generally in the election of directors by any person or by any persons acting in concert, or


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approval by the stockholders of the Bank of any transaction which would result in such an acquisition;

            (c) a complete liquidation or dissolution of the Bank, or approval by the stockholders of the Bank of a plan for such liquidation or dissolution;

            (d) the occurrence of any event if, immediately following such event, at least fifty percent (50%) of the members of the Board do not belong to any of the following groups:

                  (i) individuals who were members of the Board on the date of this Agreement; or

                  (ii) individuals who first became members of the Board after the date of this Agreement either:

                        (A) upon election to serve as a member of the Board by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                        (B) upon election by the stockholders of the Bank to serve as a member of the Board, but only if nominated for election by affirmative vote of three-quarters of the members of the Board, or of a nominating committee thereof, in office at the time of such first nomination;

provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board; or

            (e) any event which would be described in Section 14(a), (b), (c) or
(d) if the term "Carver Bancorp, Inc." were substituted for the term "Bank" therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Bank, Carver Bancorp, Inc., or a subsidiary of either of them, by the Bank, Carver Bancorp, Inc., or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 15, the term "person" shall have the meaning assigned to it under Section 13(d)(3) or 14(d)(2) of the Exchange Act.

            Section 16. Covenant Not To Compete.

            Executive hereby covenants and agrees that, in the event of her termination of employment with the Bank prior to the expiration of the Employment Period for any reason other than the circumstances provided under
Section 10 hereof, for a period of six months following the date of her termination of employment with the Bank (or, if less, for the remaining term of the Agreement), she shall not, without the written consent of the Bank which shall not be unreasonably withheld if it will not materially injure the Bank, become an officer, employee, consultant, director or trustee of any entity or any direct or indirect subsidiary or affiliate of any such entity, that directly competes with the Bank or any of its subsidiaries or affiliates (as reasonably determined by


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the Bank) at the time of such termination of employment with the business of the
Bank in any city, town or county in which the Bank has an office or has filed an application for regulatory approval to establish an office as of the date of Executive's termination of employment; provided, however, that if Executive's employment shall be terminated on account of Disability as provided in Section
12 of this Agreement, this Section 16 shall not prevent Executive from accepting any position or performing any services if (a) she first offers, by written notice, to accept a similar position with, or perform similar services for, the Bank on substantially the same terms and conditions and (b) the Bank declines to accept such offer within ten (10) days after such notice is given.

            Section 17. Confidentiality.

            Unless she obtains the prior written consent of the Bank, during the term of this Agreement and thereafter, Executive shall keep confidential and shall refrain from using for the benefit of herself, or any person or entity other than the Bank or any entity which is a subsidiary of the Bank or of which the Bank is a subsidiary, any material document or information (including, but not limited to, plans, customer lists and business proposals) obtained from the Bank, or from its parent or subsidiaries, in the course of her employment with any of them concerning their properties, operations, business or proposed business plans (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of her own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this Section 17 shall prevent Executive, with or without the Bank's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, examination, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

            Section 18. No Effect on Employee Benefit Plans or Programs.

            The termination of Executive's employment during the term of this Agreement or thereafter, whether by the Bank or by Executive, shall have no effect on the rights and obligations of the parties hereto under the Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Bank from time to time, except that in the event of Executive's termination for Cause, Executive's rights under any such plans shall be subject to Section 563.39 of regulations issued by the OTS.

                        Section 19. Successors and Assigns.

            This Agreement will inure to the benefit of and be binding upon Executive, her legal representatives and testate or intestate distributees, and the Bank and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Bank may be sold or otherwise transferred. Failure of the Bank to obtain from any successor its express written assumption of the Bank's obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.


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            Section 20. Notices.

            Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

                  If to Executive:

                              Catherine A. Papayiannis
                              204 Battery Avenue
                              Brooklyn, New York  11209

                  If to the Bank:

                              Carver Federal Savings Bank
                              75 West 125th Street
                              New York, New York 10027

                              Attention: President and Chief Executive Officer

                  with a copy to:

                              Thacher Proffitt & Wood
                              11 West 42nd Street
                              New York, New York 10036
                              Attention:  Kofi Appenteng, Esq.

            Section 21. Severability.

            A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

            Section 22. Waiver.

            Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

            Section 23. Counterparts.

            This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

            Section 24. Governing Law.

            This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York.

            Section 25. Headings and Construction.

            The headings of Sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any Section. Any reference to a Section number shall refer to a Section of this Agreement, unless otherwise stated.

            Section 26. Entire Agreement, Modifications.

            This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

            Section 27. Required Regulatory Provisions.

            The following provisions are included for the purpose of complying with various laws, rules and regulations applicable to the Bank:

            (a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Executive under
Section 11 hereof exceed three times the Executive's average annual total compensation for the last five consecutive calendar years to end prior to her termination of employment with the Bank (or for her entire period of employment with the Bank if less than five calendar years) as determined in accordance with OTS RB27a, as such may be amended from time to time.

            (b) Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

            (c) Notwithstanding anything herein contained to the contrary, if the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under Section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(3) or 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may
(i) pay to the Executive all or part of the compensation withheld while the Bank's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

            (d) Notwithstanding anything herein contained to the contrary, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(4) or (g)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Executive shall not be affected.

            (e) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of Section 3(x)(1) of the FDI Act, 12 U.S.C. ss.1813(x)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Executive shall not be affected.

            (f) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("OTS") or the Director's designee or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDI Act, 12 U.S.C. ss.1823(c); (ii) by the Director of the OTS or the Director's designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

            Section 28. Non-duplication.

            In the event that Executive shall perform services for Carver Bancorp, Inc. or any other direct or indirect subsidiary of the Bank or Carver Bancorp, Inc., any compensation or benefits provided to Executive by such other employer for services rendered to it shall be applied to offset the obligations of the Bank hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to Executive for all services to the Bank and all of its direct or indirect affiliates. The Executive shall provide to the Bank a reasonable accounting of her services provided to Carver Bancorp, Inc. The expenses for such services shall be charged to Carver Bancorp, Inc., and the Bank shall be reimbursed by Carver Bancorp, Inc. for any payment it may make for such services.

            Section 29. No Legal Restrictions.

            The Executive is not a party to any contract or subject to any other legal restriction that would prevent or restrict the Executive's employment by the Bank or Carver Bancorp, Inc. or prevent or restrict fulfillment of the terms and conditions of this Agreement.

            IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and Executive has hereunto set her hand, all as of the day and year first above written.


                                            /s/ Catherine A. Papayiannis
                                            -----------------------------
                                            CATHERINE A. PAPAYIANNIS

ATTEST:                                     CARVER FEDERAL SAVINGS BANK


By /s/ Linda J. Dunn                        By Deborah C. Wright
  ---------------------------                 --------------------------------
       Secretary                            Name: Deborah C. Wright
                                            Title: President & CEO

[Seal]

STATE OF NEW YORK       )

                        :ss.:

COUNTY OF NEW YORK      )

            On this 24th day of April, 2002, before me personally came Catherine
A. Papayiannis, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that she resides at the address set forth in said instrument, and that she signed her name to the foregoing instrument.

                                                /s/ Robert Paul Rich
                                                --------------------------------
                                                         Notary Public

                                               Robert Paul Rich
                                               Notary Public State of New York
                                               No. 02RI4746994
                                               Qualified in Kings County
                                               Commission Expires April 30, 2003

                                                                          [SEAL]

STATE OF NEW YORK       )

                        :ss.:

COUNTY OF NEW YORK      )

            On this 29th day of April, 2002, before me personally came Deborah
C. Wright, to me known, who, being by me duly sworn, did depose and say that she resides at 31 East 12th Street, Apt. 6A, New York, NY 10003, that she is President and Chief Executive Officer of CARVER FEDERAL SAVINGS BANK, the savings bank described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said savings bank; and that she signed her name thereto by like order.


                                         /s/ Margaret D. Peterson
                                         ----------------------------------
                                                  Notary Public

                                         Margaret D. Peterson
                                         Notary Public, State of New York
                                         Registration #01PE6044210
                                         Qualified in Kings County
                                         Commission Expires July 3, 2002